Prospectus Supplement No. 12

Filed Pursuant to Rule 424(b)(3)

File No. 333-124457

Prospectus Supplement No. 12

(to Prospectus dated May 26, 2005)

This Prospectus Supplement No. 12 supplements and amends the Prospectus dated May 26, 2005, as supplemented and amended by Supplement No. 1 thereto dated June 14, 2005, Supplement No. 2 thereto dated July 15, 2005, Supplement No. 3 thereto dated July 21, 2005, Supplement No. 4 thereto dated July 25, 2005, Supplement No. 5 thereto dated August 9, 2005, Supplement No. 6 thereto dated August 25, 2005, Supplement No. 7 thereto dated September 14, 2005, Supplement No. 8 thereto dated September 23, 2005, Supplement No. 9 thereto dated November 8, 2005, Supplement No. 10 thereto dated December 7, 2005, and Supplement No. 11 thereto dated December 14, 2005 (collectively, the “Prospectus”), relating to the sale from time to time of up to 63,122,500 shares of our common stock by certain selling shareholders.

On December 22, 2005, we filed with the U.S. Securities and Exchange Commission the attached Form 8-K relating to our entry into agreements to acquire certain outstanding preferred shares and to restructure certain outstanding warrants.  The attached information supplements and supersedes, in part, the information contained in the Prospectus.

This Prospectus Supplement No. 12 should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 12 supersedes the information contained in the Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MDCV.”  On December 21, 2005, the closing price of a share on the OTC Bulletin Board was $0.66.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 6 of the Prospectus dated May 26, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 12 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 12 is December 22, 2005.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 21, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2005, holders of a majority of the outstanding shares of 5% Series A Convertible Preferred Stock of MedicalCV, Inc. (the “Company”) authorized the Company to proceed with a preferred stock acquisition plan.  Pursuant to such plan, on December 21, 2005, the Company entered into preferred stock acquisition agreements with the holders of an aggregate of 14,988 shares of preferred stock.  Under the agreements, the Company agreed to acquire the preferred stock of each such holder in exchange for the issuance 3,077 shares of common stock for each share of preferred stock being acquired, representing an aggregate purchase price of 46,118,076 shares of common stock.  The Company has also agreed to extend certain resale registration rights to such holders with respect to such common stock pursuant to the terms of a registration rights agreement.  The foregoing description is qualified in its entirety by reference to the form of preferred stock acquisition agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K.

Also on December 21, 2005, the Company and holders of a majority of the outstanding shares of preferred stock and related common stock purchase warrants entered into an amendment to that certain securities purchase agreement, dated as of March 31, 2005, to revise certain definitions contained therein.  The foregoing description is qualified in its entirety by reference to the form of amendment to securities purchase agreement, which appears as Exhibit 10.2 to this Current Report on Form 8-K.

Following such amendment, on December 21, 2005, the Company and each of the holders who agreed to sell preferred stock to the Company entered into an amendment to such holders’ warrants issued under the securities purchase agreement.  Pursuant to this amendment, the Company agreed (1) to reduce the exercise price on outstanding warrants for the purchase of an aggregate of 22,969,500 shares of common stock held by such persons from $0.50 per share to $0.325 per share, and (2) to accelerate the expiration date of such warrants from April 1, 2010, to January 6, 2006.  The Company has authorized one of such warrants, namely the warrant for the purchase of 4,452,000 shares held by PKM Properties, LLC, an entity controlled by Paul K. Miller, one of the Company’s directors and the largest beneficial owner of its securities, to be exercised on a net exercise basis (using a market price of $0.66 per share).  The foregoing description is qualified in its entirety by reference to the form of amendment to warrant agreement, which appears as Exhibit 10.3 to this Current Report on Form 8-K.

ITEM 8.01                                       OTHER EVENTS

Reference is made to the press release issued to the public by MedicalCV, Inc. on December 22, 2005, attached hereto as Exhibit 99.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: December 22, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Preferred Stock Acquisition Agreement, dated December 21, 2005.

10.2	Form of Amendment No. 1 to Securities Purchase Agreement (originally dated March 31, 2005), dated December 21, 2005.

10.3	Form of Amendment No. 1 to Warrant Agreement (originally issued April 1, 2005), dated December 21, 2005.

99	Press release, dated December 22, 2005.

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Exhibit 10.1

PREFERRED STOCK ACQUISITION AGREEMENT

PREFERRED STOCK ACQUISITION AGREEMENT made and entered into this       day of December, 2005, by and between MedicalCV, Inc., a Minnesota corporation (the “Company”) and the undersigned Holder (“Holder”) of the Company’s 5% Series A Convertible Preferred Stock (the “Preferred Stock”).

WHEREAS, the Company and Holder are parties to a Securities Purchase Agreement dated March 31, 2005 (the “SPA”), pursuant to which Holder acquired the Preferred Stock and warrants to purchase the Company’s Common Stock; and

WHEREAS, the Company desires to acquire, and the undersigned desires to sell and assign the number of shares of Preferred Stock owned by the undersigned as set forth below (the “Shares”), in consideration of the issuance to Holder of 3,077 shares of the Company’s Common Stock, for each share of Preferred Stock so acquired.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Acquisition of Shares.  The Company agrees to acquire, and the undersigned agrees to sell, assign and transfer to the Company, the undersigned’s Shares for the consideration and on the terms hereinafter set forth.

2.                                       Consideration.  The Company shall issue 3,077 shares of its Common Stock for each Share acquired.

3.                                       Registration Rights.  Because the shares of Common Stock to be issued pursuant to this Agreement represent “restricted securities,” the Company will file a Registration Statement covering the Common Stock to be issued by the Company pursuant to this Agreement, as provided in the Registration Rights Agreement attached hereto as Exhibit A and incorporated herein by reference (the “Registration Rights Agreement”).

4.                                       Company Representations.

(a)                                  The Company has the requisite corporate power and authority to enter into and to compensate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company.  This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 The Company has obtained the affirmative vote of the holders of a majority of the Preferred Stock outstanding to acquire the Shares for the consideration stated herein.

(c)                                  The Common Stock, when issued to Holder in consideration of the Company’s acquisition of the Shares, will be duly and validly issued, full paid and non-assessable , free and clear of any liens.

(d)                                 The Company has engaged C.E. Unterberg Towbin (“CEUT”) as its financial advisor in connection with its acquisition of the Shares, and will pay a fee and expenses to CEUT upon completion of the transaction contemplated by this Agreement.

(e)                                  Except (1) as otherwise specified herein, (2) in documents filed by the Company with the U.S. Securities and Exchange Commission between March 31, 2005 and the date hereof, or (3) for representations made as of a particular date or set forth on schedules to Section 3.1 of the SPA, which such representations shall be true and correct in all material respects as of such date, the Company reaffirms the representations provided to the Holder in Section 3.1 of the SPA as if the same were made to the Holder on the date hereof.

5.                                       Representations of Holder.  Holder hereby makes and confirms the representations made by Holder in the Securities Purchase Agreement, Sections 3.2(a) Organization; Authority; (b) Investment Intent; (c) Investor Status; (d) General Solicitation; (e) Access To Information; and (h) Independent Investment Decision.  The Company acknowledges that Holder has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 5 and the following Sections 5(a) and (b).

(a)                                  Holder is the owner of the Shares, free and clear of all security interest or liens, and has the right and authority to enter into this Agreement and consummate the transactions contemplated hereby.  The execution and delivery by the Holder of, and the performance by the Holder of its obligations under, this Agreement, will not contravene any provision of applicable law, any agreement or other instrument binding upon the Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Holder.

(b)                                 Holder agrees to deliver the Shares to the Company duly endorsed for transfer on or before the Closing Date set forth in Section 6.  Upon payment for the Shares to be sold by the Holder pursuant to this Agreement, delivery of the Shares to be sold by the Holder will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to the Company.

6.                                       Closing; Delivery of Shares.  The Closing of this transaction (the “Closing”) shall take place at the executive offices of the Company on December 29, 2005, or on such later date as the Company shall specify, but in all events on or before February 3, 2006 (the “Closing Date”).

(a)                                  At the Closing Holder shall deliver or cause to be delivered to the Company one or more stock certificates evidencing the Shares, duly endorsed or assigned to the Company by Holder, together with such other documentation as the Company shall reasonably request to effect the transfer of the Shares to the Company.

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(b)                                 At the Closing, the Company shall deliver or cause to be delivered to Holder, (i) a certificate or certificates representing 3,077 shares of Common Stock of the Company for each Share sold and, assigned to the Company by Holder; and (ii) this Agreement and the Registration Rights Agreement duly executed by the Company.

7.                                       Miscellaneous.

(a)                                  This Agreement, together with the Registration Rights Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

(b)                                 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.  Any Holder may assign any or all of its rights under this Agreement to any person to whom such Holder assigns or transfers any of its Preferred Stock, provided such transferee (i) makes the representations of the assigning Holder under the Agreement, and (ii) agrees in writing to be bound, with respect to the transferred Preferred Stock, by the provisions hereof that apply to the Holder.

(c)                                  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, except with respect to matters governed by the corporate law of the State of Minnesota, without regard to principles of conflicts of law.

(d)                                 This Agreement may be signed in any number of counterparts, which together will be one and the same instrument.

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IN WITNESS WHEREOF, the Company and Holder have caused this Agreement to be duly executed by their respective authorized officers or persons as of the date first indicated above.

MEDICALCV, INC.

Marc P. Flores
Chief Executive Officer

HOLDER

(Full Name of Holder)

By:
Title:

Number of Preferred Shares:

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December        , 2005, by and among MedicalCV, Inc., a Minnesota corporation (the “Company”), and the Holders signatory hereto (each a “Holder” and collectively, the “Holders”).

This Agreement is made pursuant to the Preferred Stock Acquisition Agreement, dated as of the date hereof among the Company and the Holders (the “Acquisition Agreement”).

The Company and the Holders hereby agree as follows:

1.                                       Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Acquisition Agreement will have the meanings given such terms in the Acquisition Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Effective Date” means the date that the initial Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Date” means the earlier of: (a)(i) the 120th day following the Closing Date; provided, that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing with the Commission of a pre-effective amendment or written supplemental response from the Company and the Company files each such pre-effective amendment and such supplemental response responsive to the Commission’s comments within seven days of each receipt of such comments (and provides the Holders satisfactory evidence of such timely response without providing any of them with material, non-public information), the Effectiveness Date under this clause (a)(i) shall be the 150th day following the Closing Date, and (ii) the third day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means  the 30th day following the Closing.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Common Stock issued or issuable pursuant to the Acquisition Agreement, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion or exercise price adjustments with respect to any such securities.

“Registration Statement” means the registration statement required to be filed in accordance with Section 2(a) and including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 31, 2005, among the Company and the investors named as signatories thereto.

“Shares” means the shares of Common Stock issued or issuable pursuant to the Acquisition Agreement.

“Trading Day” means (i) a day on which the Common Stock is traded on an Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Warrants” means the Common Stock purchase warrants issued or issuable pursuant to the Securities Purchase Agreement.

2.                                       Registration.

(a)                                  On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form for such purpose).  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.  The Company shall cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) five years after its Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b)                                 If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 40 Trading Days in any consecutive 12 month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 40 Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: for each calendar month from the applicable Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate Investment Amount (as defined in the Securities Purchase Agreement) paid by such Holder, until the applicable Event is cured.  The parties agree that the Company will not be liable for liquidated damages under this Section in respect of the Warrants.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a calendar month prior to the cure of an Event.

(c)                                  Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(c) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

3.                                       Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                                  Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Shareholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Shareholders, as proposed to be filed which documents will be subject to the review of such Holder.  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Shareholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b)                                 (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)                                  Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Shareholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or

(ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)                                  Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)                                    Upon notification by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement such that it becomes effective at 5:00 p.m. (New York City time) on such Effective Date.

(g)                                 Deliver to each Holder, by 9:00 a.m. (New York City time) on the day following the Effective Date, without charge, an electronic copy of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions within the United States reasonably requested by such Holders, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

(i)                                     Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Acquisition Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j)                                     Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.                                       Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or  defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by the Indemnified Parties that hold a majority of the Shares then outstanding.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party payable by an Indemnifying Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)                                 Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                       Miscellaneous.

(a)                                  Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 [Not applicable].

(c)                                  Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d)                                 Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)                                  Piggy-Back Registrations.  If at any time during the Effectiveness Period  there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the

Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f)                                    Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(g)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
Facsimile: (651) 452-4948
Attention: Chief Financial Officer

With a copy to:	Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Facsimile: (612) 977-8650
Attention: Avron L. Gordon, Esq.

If to an Holder:	To the address set forth under such Holder’s name on the signature pages hereof;

If to any other Person who is then the registered Holder:
To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Securities Purchase Agreement.

(i)                                     Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)                                     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY

DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k)                                  Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)                               Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)                                 Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Agreement.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Holders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MEDICALCV, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF HOLDER

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Annex A

Plan of Distribution

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Shareholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits Holders;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•                  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Shareholder and/or the purchasers.  Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Shareholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If a Selling Shareholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company and the Selling Shareholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.  If the Selling Shareholders use this prospectus for any sale of the Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Annex B

MEDICALCV, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of MedicalCV, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of December       , 2005 (the “Registration Rights Agreement”), among the Company and the Holders named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.  Name.

(a)                                 Full Legal Name of Selling Securityholder

(b)                                Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                 Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.  Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.  Beneficial Ownership of Registrable Securities:

Type and Number of Registrable Securities beneficially owned:

4.  Broker-Dealer Status:

(a)                                 Are you a broker-dealer?

Yes  ☐  No  ☐

Note:                  If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                Are you an affiliate of a broker-dealer?

Yes  ☐  No  ☐

(c)                                 If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐  No  ☐

Note:                  If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Facsimile:  (612) 977-8650

Attention:  Avron L. Gordon, Esq.

Exhibit 10.2

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 1, effective December     , 2005 to that certain Securities Purchase Agreement, dated as of March 31, 2005, by and among MEDICALCV, INC., a Minnesota corporation (the “Company”) and the investors identified therein on the signature pages thereto (each and “Investor” and, collectively, the “Investors”).

WHEREAS, the Company desires to amend Section 1.1 of the Securities Purchase Agreement dated March 31, 2005, and the Securities Purchase Agreement provides that it may be amended by a written instrument signed by the Company and the Required Investors; and

WHEREAS, the undersigned Investor has agreed to consent to the amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

1.                                       Definitions.

(a)                                  The definition of “Transaction Documents” is hereby amended to read as follows:

“Transaction Documents” means this Agreement, the Shares, the Certificate of Designation, the Registration Rights Agreement, the Escrow Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder, in each case, as may be amended from time to time.

(b)                                 The definition of “Warrants” is hereby amended to read as follows:

“Warrants” means the Common Stock purchase warrants in the form of Exhibit C hereto, as may be amended from time to time, issued or issuable to the Investors at the Closing.

2.                                       Miscellaneous.

(a)                                  Except as provided above, the remaining terms and conditions of the Securities Purchase Agreement shall remain in full force and effect.

(b)                                 This Amendment No. 1 to Securities Purchase Agreement may be signed in any number of counterparts, which together will be one and the same instrument.  This Amendment No. 1 to Securities Purchase Agreement shall be effective upon the Company’s receipt of a written instrument signed by one or more Investors representing greater than 50% of the aggregate principal amount of all Shares then outstanding.

(c)                                  This Amendment No. 1 to Securities Purchase Agreement shall be binding upon the Company and Investor and their respective successors and assigns.

(d)                                 This Amendment No. 1 to Securities Purchase Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(e)                                  All terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

MEDICALCV, INC.

By:
Marc P. Flores, Chief Executive Officer

INVESTOR

By:
Name:
Title:

2

Exhibit 10.3

MEDICALCV, INC.
AMENDMENT NO. 1 TO WARRANT

AMENDMENT NO. 1, effective December     , 2005, to that certain Warrant issued April 1, 2005, by and between MEDICALCV, INC., a Minnesota corporation (the “Company”) and the undersigned Holder of the Warrant.

WHEREAS, pursuant to the terms of a Securities Purchase Agreement dated March 31, 2005, the Holder received a Warrant dated April 1, 2005, to purchase Common Stock of the Company; and

WHEREAS, the Company and Holder hereby agree to amend the Warrant as hereinafter provided.

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Company and Holder hereby agree as follows:

1.                                       Capitalized terms that are used and not defined in this Agreement shall have the respective definitions set forth in the Purchase Agreement.

2.                                       Section 1, definition of “Exercise Price” is hereby amended to read as follows:

“Exercise Price” means $0.325, subject to adjustment in accordance with Section 9.

3.                                       Expiration Date.  The “Expiration Date” set forth in the initial paragraph of the Warrant is hereby amended to read “January 6, 2006.”

4.                                       Cash Exercise Only.  The Holder shall pay the Exercise Price in cash by executing and delivering to the Company the Exercise Notice attached hereto as Exhibit A on or before 12:00 p.m. noon CST on January 6, 2006 and by delivery of immediately available funds equal to the Exercise Price of all Warrant Shares on or before 12:00 p.m. noon CST on January 6, 2006.  Section 10 of the Warrant is hereby deleted.

5.                                       Miscellaneous.

(a)                                  Except for the foregoing changes, the remainder of the Warrant shall remain in full force and effect and shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)                                 This Amendment No. 1 may be signed in any number of counterparts, which together will be one and the same instrument.  This Amendment No. 1 shall be binding upon the Company and the Holder and their respective successors and assigns.

(c)                                  This Amendment No. 1 shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (Except for matters governed by the corporate law in the State of Minnesota), without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MEDICALCV, INC.

By:
Marc P. Flores
Chief Executive Officer

WARRANT HOLDER

Full Name of Holder

By:
Name and Title

Warrant No.
Number of Warrant Shares
Original Issue Date: March 31, 2005

2

EXHIBIT A

EXERCISE NOTICE
MEDICALCV, INC.
WARRANT DATED MARCH 31, 2005

The undersigned Holder hereby irrevocably elects to purchase                        shares of Common Stock pursuant to the above referenced Warrant, as amended.  Capitalized terms used herein and no otherwise defined have the respective meanings set forth in the Warrant.

1.                                       The undersigned Holder hereby exercises its right to purchase                                Warrant Shares pursuant to the Warrant.

2.                                       Holder has elected a Cash Exercise, the holder shall pay the sum of $                     to the Company in accordance with the terms of the Warrant.

3.                                       Pursuant to this Exercise notice, the Company shall deliver to the holder                          Warrant Shares in accordance with the terms of the Warrant.

4.                                       By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

A-1

EXHIBIT 99

MedicalCV, Inc. Agrees to Acquire Certain Outstanding Preferred Shares and

Restructure Certain Outstanding Warrants

Minneapolis, MN – Dec. 22, 2005 – MedicalCV, Inc. (OTCBB: MDCV) announced today that it has entered into preferred stock purchase agreements with six holders of its outstanding 5% Series A Convertible Preferred Stock.  Pursuant to these agreements, the Company has agreed to acquire an aggregate of 14,988 shares of its preferred stock, the consideration for which will be 45,068,916 newly issued shares of the Company’s common stock.

The Company also has agreed (1) to reduce the exercise price on outstanding warrants for the purchase of 22,969,500 shares of common stock held by such preferred stock holders from $0.50 per share to $0.325 per share, and (2) to accelerate the expiration date of such warrants from April 1, 2010, to January 6, 2006.

The Company expects to complete the preferred stock acquisition and the issuance of shares upon the exercise of such warrants by January 6, 2006.  One of such warrants, namely the warrant for the purchase of 4,452,000 shares held by PKM Properties LLC, is expected to be exercised on a net exercise basis.

The Company entered into the foregoing agreements to raise approximately $6.0 million of new money to complete its current clinical product development studies and finalize market preparation for commercialization of its ATRILAZE(TM) Surgical Ablation System.  Other purposes of the transaction include eliminating both the cash dividends due under such preferred stock and a significant portion of the liability associated with the warrants, and reducing the overhang of equity-linked securities, thereby improving the Company’s overall capital structure.

The shares issuable in the preferred stock acquisition and those issuable upon exercise of the warrants have not been registered for sale by the Company under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

About ATRILAZE(TM) Surgical Ablation System

Using a hand-held device that transmits precise laser energy, trained surgeons are able to perform high-quality ablation lesions that mimic that of a surgeon’s scalpel. The laser energy travels through a sub-millimeter fiber optic element and provides elegant and precise ablations of cardiac tissue. The Company acquired this technology in August 2003 and received FDA 510(k) clearance for the first generation product in December 2004, and clearance for its second generation product in October 2005. The AtriLaze system is now being used by surgeons at select centers in concomitant open-heart surgical procedures.

About MedicalCV, Inc.

MedicalCV, Inc., a cardiovascular surgery device manufacturer, focuses on the development and introduction of products designed to improve patient outcomes through the early treatment of cardiovascular disorders and disease, specifically products used by cardiac surgeons to ablate cardiac tissue as a potential means to treat atrial fibrillation. The Company’s core technology is the AtriLaze(TM) Surgical Ablation System for use in cardiac tissue ablation procedures. With the use of its platform of laser-based technology, the Company is focused on developing a truly minimally invasive procedure (closed chest, beating heart) for the treatment of atrial fibrillation.

The Company’s common stock is traded on the OTC Bulletin Board under the symbol “MDCV.” For further information on MedicalCV, Inc., please visit www.medcvinc.com.

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to our expectations regarding our development and commercialization of products for the minimally invasive treatment of atrial fibrillation. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the Company’s ability to fund significant capital needs; market acceptance in the U.S. of the Company’s cardiovascular products; acceptance of minimally invasive techniques for the reduction of atrial fibrillation through ablation; potential reductions in pricing by competitors; the costs of licensing and acquiring new products and technologies; the time and costs involved in obtaining regulatory clearance for cardiovascular products; competing technological and market developments; physician acceptance of the Company’s cardiovascular products; dependence upon governmental reimbursements and third party supplies; and the strength of the market for cardiovascular products. For more detailed information about these risks and uncertainties, please review the Company’s Annual Report on Form 10-KSB, as amended, as filed with the Securities and Exchange Commission for the fiscal year ended on April 30, 2005.

These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT: MedicalCV, Inc.

John H. Jungbauer, 651-452-3000

jjungbauer@medcvinc.com

www.medcvinc.com

SOURCE: MedicalCV, Inc.